Exhibit 10(K)

FIRST COMMUNITY FINANCIAL GROUP, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(With 401(k) Provisions)

Amended and Restated as of November, 2001

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FIRST COMMUNITY FINANCIAL GROUP, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
(With 401(k) Provisions)

SECTION 1.  NATURE OF PLAN

The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company through Employer contributions to the Plan and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is designed to permit both Employer and Employee contributions to the Plan. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Bank. Therefore, the Trust Assets held under the Plan will be invested primarily in Company Stock.

The Plan is also designed to be available as a technique of corporate finance to the Bank. Accordingly, it may be used to accomplish the following objectives:

(a)                                  To meet general financing requirements of the Bank, including capital growth and transfers in the ownership of Company Stock;

(b)                                 To provide Participants with beneficial ownership of Company Stock and other assets through Employer and Employee contributions to the Plan; and

(c)                                  To receive loans (or other extensions of credit) to finance the acquisition of Company Stock (“Acquisition Loans”), with such loans to be repaid by Employer Contributions to the Trust and dividends received on such Company Stock.

The Plan was initially effective as of January 1, 1980, as the First Community Bancorp Employees Retirement plan. The Plan as herein restated is generally effective as of January 1, 1997, except as otherwise provided. The Plan is a stock bonus plan containing Section 401 (k) features that is intended to qualify under Section 401(a) of the Internal Revenue Code. The Plan is also designed to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

All Trust Assets under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by a Board of Trustees and an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries), except as otherwise provided and permitted by applicable  law.

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SECTION 2.   DEFINITIONS

In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms “‘hers,” “his,” and “him” shall refer to a Participant and the capitalized terms shall have the following meanings:

Account

One of  the several accounts maintained to record the interest of a Participant under the Plan. See Section 6.

Acquisition Loan

A loan made to an Employee Stock Ownership Plan with 401(k) Provisions (“KSOP”) by a disqualified person or a loan to a KSOP which is guaranteed by a disqualified person. A direct loan of cash, a purchase money transaction, and an assumption of the obligation of a KSOP.

Adjusted Compensation

The total taxable salary or wages paid to an Employee as a Participant in each Plan Year, as reported on IRS Form W–2, plus the amount (if any) of his Salary Reduction Contributions for the Plan Year and any deferrals made to an Internal Revenue Code Section 125 Cafeteria Plan and, for Plan Years beginning after 2000, any amounts excluded from the Employee’s gross income by operation of Section 132(f)(4) of the Code. For any Plan Years beginning after 1993, however Adjusted Compensation exceeding $200,000 ($160,000 for Plan Years beginning before 2002) for any Employee ( in any case as adjusted in accordance with the Section 415(d)(2) of the Code for cost of living increases) shall not be taken into account.

Affiliated Company

First Community Bank of Washington and any other corporation or business which is a member of a controlled group of corporations or businesses with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code. All determinations related to a controlled group of corporations or businesses which are under common control shall consider any and all regulations promulgated by the Secretary of the Treasury.

Anniversary Date

December 31, the last day of each Plan Year.

Annuity Starting Date

The first day of the first period for which an amount is payable as an annuity; or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the participant to such benefit.

Approved Absence

A leave of absence (without pay) granted to an Employee by an Employer under its established leave policy. Approved absences include leaves granted under the Family and Medical Leave Act.

Beneficiary

The person (or persons) entitled to receive any benefit under the Plan in the event of a Participants death. See Section 15(b).

Board of Directors

The Board of Directors of the Company.

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Break in Service

A Plan Year in which a Participant is not credited with more than 500 Hours of Service. The computation period used for measuring eligibility service will also be used to measure breaks in service. See Section 12(b).

Buyout

A transaction or series of related transactions by which the Company is sold, either through the sale of a Controlling Interest in the Company's voting stock or through the sale of substantially all of the Company's assets to a party not having a Controlling Interest in the Company's voting stock on the date of execution of this Agreement.

Capital Accumulation

A Participant’s vested, nonforfeitable interest in his Accounts under the Plan. See Section 10.

Change in Control

A Buyout, Merger or Substantial Change in Ownership.

Code

The Internal Revenue Code of 1986, as amended.

Committee

The Administrative Committee appointed by the Board of Directors to administer the Plan. See Section 18.

Company

First Community Financial Group, Inc., a bank holding company organized under the laws of the state of Washington.

Company Stock

Common stock issued by the Employer (or by a corporation which is a member of the same control group) which is readily tradable on an established securities market. If there is no common stock which meets the requirements of the preceding sentence, the term “ Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the same control group) having a combination of voting power and dividend rights equal to or in excess of (a) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (b) the class of common stock of the Employer (or of any such corporation) having the greatest dividend rights.

Company Stock Account

The Account of a Participant which reflects his interest in Company Stock held under the Plan. See Section 6.

Compensation

Compensation is wages, salaries and fees from professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal service actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commission on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable Plan) as described in Regulation 1.62–2(c), and excluding the following:

(a)                  Employer Contributions to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or Employer contributions

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under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(b)                 Amounts realized from the exercise of a nonqualified stock option or restricted stock (or property) held by the Employee which either becomes freely transferable or is no loner subject to a substantial risk of forfeiture;

(c)                  Amounts realized from the sale exchange, or other disposition of stock acquired under a qualified stock option plan; and

(d)                 Other amounts which receive special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

The Compensation that may be taken into account in determining contributions on behalf of any Employee is limited to no more than $160,000 for Plan Years beginning before 2002 and $200,000 for Plan Years beginning after 2001, in each case as adjusted under Code Section 401(a)(17)(B). If a determination period is less than 12 months, this limit will be decreased proportionately based on the number of months in the measuring period. For purposes of the ADP and ACP test provisions of the Plan, a Participant’s Compensation may be limited to Compensation received for the portion of the year for which the employee was an eligible Participant, provided this limit is applied uniformly to all eligible employees under the Plan for this purpose. Effective January 1, 2001, Compensation shall include elective amounts that are not includable in the gross income of the employee by reason of Code §132(f)(4).

Controlling Interest

The ownership, either directly or indirectly, of more than twenty percent (20%) of the Company's voting stock.

Credited Service

The number of Plan Years during which an Employee is credited with at least 1,000 Hours of Service. See Section 13.

Defined Contribution Dollar Limitation

The dollar amount of $30,000 for Plan Years beginning before 2002 and $40,000 for Plan Years beginning after 2001, in each case as adjusted from time to time by the Secretary of the Treasury for purposes of Code Section 415.

Determination Year

The Plan Year for which the determination of who is highly compensated is being made.

Direct Rollover

A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Distributee

A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interests of the spouse or former spouse. In the case of a deceased Participant, the term Distributee includes the Participant’s Beneficiary.

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Eligible Retirement Plan

An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. For distributions made after 2001, the term Eligible Retirement Plan shall also include an annuity contract described in Code Section 403(b) and a governmental plan described in Code Section 457. However, in the case of an Eligible Rollover Distribution to the surviving spouse, for distributions made before 2002 an Eligible Retirement Plan includes only an individual retirement account or individual retirement annuity.

Eligible Rollover Distribution

Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv) which is received after 1999; any hardship distribution from any account received after 2001; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

Employee

Any person considered by the Employer to be a common law employee of an Employer. Any person not considered by the Employer to be its common law employee for any particular period shall not be eligible to participate in the Plan for that period, even if that determination is later deemed inaccurate by any person, court, body or entity other than the Employer. A Leased Employee shall not be eligible to participate in the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, for Plan Years during which the Plan would otherwise fail to satisfy the minimum coverage requirements of Code section 410(b) because Employer contributions have not been allocated to an appropriate group of Employees, then the group of Employees eligible to share in the Employer’s contribution and/or forfeiture allocation for such Plan Year shall be expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy such coverage requirements. The specific employees who shall become so eligible shall be those Employees who, when compared to similarly situated Employees, have been credited with the greatest number of hours of service for the Plan Year.

Employer

The Company, First Community Financial Group, Inc. and any other Affiliated Company which is designated by the Board of Directors as an Employer and which adopts the Plan for the benefit of its Employees.

Employer Contributions

Payments made to the Trust by an Employer which include Employer Discretionary Basic Contributions, Employer Discretionary Matching Contributions. Qualified Employer Discretionary Matching Contributions and Employer Discretionary Optional Contributions. See Section 4.

Employer Discretionary Basic Contributions

Plan contributions made pursuant to Plan Section 4(1)(a)(3).

Employer Discretionary Matching Contributions

Plan contributions made pursuant to Plan Section 4(l)(a)(2).

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Employer Discretionary Optional Contributions

Plan contributions made pursuant to Plan Section 4(1)(a)(4).

Entry Date

The date an Employee becomes a Participant for a particular purpose, as determined in Section 3.

ERISA

The Employee Retirement Income Security Act of 1974 as amended.

Financed Shares

Shares of Company Stock acquired by the Trust with the proceeds of an Acquisition Loan.

Forfeiture

Any portion of a Participants Accounts which does not become a part of his Capital Accumulation and which is reapplied in accordance with the Forfeiture provisions of the Plan. See Section 12.

Highly Compensated Participant

An Employee who performs service during the Determination Year and is described in one or more of the following groups:

(1)          An Employee who is a more than five percent (5%) owner, as defined in Section 416(i)(1)(A)(iii), at any time during the Determination Year or the Look-Back Year, and

(2)          An Employee who receives Compensation in excess of $80,000 (indexed in accordance with Section 415(d) except that the base period is the calendar quarter ended September 30, 1996) during the Look-Back Year and was in the top-paid group for the Look-Back Year. For this purpose, an employee is in the top-paid group for a year if (s)he is in the top 20% of employees when ranked on the basis of compensation received from the Employer for the year. For Plan Years after 1997, compensation for this purpose means compensation for purposes of Code Section 415(c)(3).

Employees described in Section 414(q)(8) and Q & A 9(b) of Section 1.414(q)-1T of the regulations are excluded.

A former employee will be treated as a Highly Compensated Participant if such employee was a Highly Compensated Participant when (s)he separated from service with the Employer, or at any time after age fifty-five (55).

Hour of Service

Each hour of Service for which an Employee is credited under the Plan as described in Section 3(d).

Key Employee

For Plan Years beginning before 2002, an Employee who, and any time during the Plan Year or any of the four (4) preceding Plan Years, is (i) an officer of the Employer having an annual compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) for any such Plan Year, (ii) one of the ten Employees having an annual compensation from the Employer of more than the limitation in effect under Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Section 318) the largest interest in the Employer, or (iii) a five percent (5%) owner of the Employer, or (iv) a one percent (1%) owner of the Employer having an annual compensation from the Employer of more than $150,000.

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For Plan Years beginning after 2001, an Employee who at any time during the Plan Year was (i) an officer of the Employer having annual compensation in excess of $130,000, (ii) a five percent (5%) owner of the Employer, or (iii) a one percent (1%) owner of the Employer having annual compensation from the Employer in excess of $150,000.

For purposes of determining five percent (5%) and one percent (1%) owners, neither the aggregation rules nor the rules of subsections (b), (c) and (m) of Section 414 apply. Beneficiaries of an Employee acquire the character of the Employee who performs service for the Employer. Also, inherited benefits will retain the character of the benefits of the Employee who performs services for the Employer.

Leased Employee

An individual who is not an Employee but who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer and/or any Affiliate, on a substantially full-time basis for at least a year under the primary direction or control of the service recipient. Compensation for a Leased Employee includes compensation from the leasing organization attributable to services for the Employer.

Loan Suspense Account

The account to which Financed Shares are credited and maintained while an Acquisition Loan is outstanding. See Sections 5(b) and 6(e).

Look -Back Year

The twelve (12) months period immediately preceding the Determination Year, or, if the Employer elects, the calendar year ending with or within the Determination Year.

Merger

A transaction or series of transactions wherein the Company is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Company's voting stock on the date of execution of this Agreement own less than a Controlling Interest in the voting stock of the combined entity.

Non-Key Employee

Any Employee or former Employee not defined as a Key Employee.

Other Investments Account

The portion of the Account of a Participant which reflects his interest under the Plan attributable to Trust Assets other than Company Stock. See Section 6.

Participant

Any Employee who is participating in this Plan. See Section 3.

Plan

First Community Financial Group, Inc. Employee Stock Ownership Plan (With 401(k) Provisions), which includes the Trust Agreement.

Plan Year

The twelve-month period ending on each Anniversary Date.

Profit Sharing Account

The Account of a Participant representing his interest in the Profit Sharing Plan.

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Profit Sharing Plan

First Community Bancorp Employees Retirement Plan, originally effective January 1, 1980, and of which this Plan is a successor plan.

Qualified Discretionary Matching Contributions

Discretionary Matching Contributions which are fully vested when made and which are     subject to the distribution restrictions applicable to Salary Reduction Contributions, and        which otherwise satisfy the requirements of Treasury Regulation §1.401(k)-1(g)(13).

Rollover Contribution

A contribution made to the Plan by a Participant in accordance with Section 4(5).

Rollover Contribution Account

The account maintained to reflect a Participant’s Rollover Contributions to the Plan and adjustments thereon reflecting investment experience.

Salary Reduction Account

The account balance of a Participant attributable to Salary Reduction Contributions.

Salary Reduction Contributions

Plan contributions made as a result of the salary reduction elections of Participants pursuant to Plan Section 4(2).

Service

Employment with the Company (or an Affiliated Company).

Substantial Change in Ownership

A transaction or series of transactions in which a Controlling Interest in the Company is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Company on the date that this Agreement was executed. The above shall not apply to stock purchased by the Plan.

Treasury Regulation

A regulation promulgated under Title 26 of the Code of Federal Regulations and formally adopted pursuant to a Treasury Directive.

Trust

First Community Financial Group, Inc. Employee Stock Ownership Trust created by the Trust Agreement entered into between the Company and the Trustee.

Trust Agreement

The agreement between the Company and the Trustee establishing the Trust and specifying the duties of the Trustee.

Trust Assets

The Company Stock and other assets held in the Trust for the benefit of Participants. See Section 5.

Trustee

The Board of Trustees (and any successor Trustee) appointed by the Board of Directors to hold and invest the Trust Assets. See Section 18.

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Valuation Date

The last day of each Plan Year (or more frequently at the Board’s discretion) on which the value of Company Stock and/or other investments  of the Trust are determined.

Valuation Period

The twelve-month period (or more frequently at the Board’s discretion) ending on each Valuation Date.

Vested Account

The fair market value of a Participant’s nonforfeitable benefit under the Plan.

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SECTION 3.   ELIGIBILITY AND PARTICIPATION

(a)  All current Participants in the Plan will continue to participate in the Plan under this amendment and restatement of the Plan.  All other Employees will be eligible to make Salary Reduction Contributions as of the January 1 next following his initial date of hire. Each Employee will become  eligible to share in Employer contributions for the eligibility computation period in which he is credited with at least 1,000 Hours of Service. The initial eligibility computation period is the 12 consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding 12 consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employees employment commencement date.

(b)  A Participant is generally entitled to share in the allocations of Employer Contributions and Forfeitures only for a Plan Year in which he was an Employee (or on Approved Absence) on the Anniversary Date and has completed 1,000 Hours of Service during that Plan Year. A Participant shall also share in the allocations of Employer Contributions for the Plan Year of his retirement, disability or death (as provided in Section 11), whether or not an Employee at the end of such Plan Year and without regard to Hours of Service credited for that Plan Year. Notwithstanding the foregoing or any other provision of the Plan to the contrary, for Plan Years during which the Plan would otherwise fail to satisfy the minimum coverage requirements of Code section 410(b) because Employer contributions have not been allocated to an appropriate group of Employees, then the group of Employees eligible to share in the Employer’s contribution and/or forfeiture allocation for such Plan Year shall be expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy such coverage requirements. The specific employees who shall become so eligible shall be those Employees who, when compared to similarly situated Employees, have been credited with the greatest number of hours of service for the Plan Year.

(c)  A former Employee who is reemployed by an Employer and has previously satisfied the eligibility requirements of Section 3(a) shall become a Participant as of his date of reemployment. An Employee who is on an Approved Absence shall not become a Participant until the end of his Approved Absence but a Participant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence. Failure to return to work by the end of the Approved Absence will terminate Service as of the beginning of the Approved Absence.

(d)  Hours of Service. For purposes of determining the Hours of Service to be credited to an Employee under the Plan the following rules shall be applied:

(1)           Hours of Service shall include:

1.                                       each hour of Service for which an Employee is paid, or entitled to payment for the performance of duties with such hours of Service being credited in the Plan Year in which the duties are performed; and

2.                                       each hour of Service for which an Employee is paid, or entitled to payment for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no more than 501 Hours of Service need be credited for one continuous period during which an Employee does not perform duties; and

3.                                       each hour of Service for which back pay, irrespective of mitigation of damages, is either awarded or agreed to; provided, however, that Hours of Service credited under either subparagraph (a) or (b) above shall not be credited under this subparagraph (c). “These Hours of Service will be credited to Employee for the Plan Year to which the award or agreement pertains rather than the Plan Year in which the award agreement or payment is made.

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(2)                                  The crediting of Hours of Service shall be determined by the Committee in accordance with the rules set forth in Section 2530.200b–2(b) and (c) of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.

(3)                                  Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically–related expenses.

(4)                                  Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), a group of trades or businesses under common control (under Section 414(c) of the Code), or a group described in the regulations promulgated under Section 414(o) of the Code of which an Employer is, or may become, a member.

(5)                                  For purposes of determining whether an Employee has incurred a Break in Service and for vesting and participation purposes, if an Employee begins a maternity/paternity leave of absence described in Section 411(a)(6)(E)(i) of the Code his Hours of Service shall include the Hours of Service that would have been credited to him if he had not been so absent (or eight (8) Hours of Service for each day of such absence if the actual Hours of Service cannot be determined). An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which his absence begins (if such crediting will prevent him from incurring a Break in Service in such Plan Year) or, in all other cases, in the following Plan Year. For purposes of this provision, a maternity/paternity leave of absence described in Section 411(a)(6)(E)(i) of the Code pertains to a Participant who is absent from work for any period by reason of the pregnancy of the Participant, by reason of the birth of a child of the Participant, by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

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SECTION 4   EMPLOYER AND EMPLOYEE CONTRIBUTIONS

1.             Employer Contributions

(a)           The Employer shall or may, as applicable, contribute the following amounts to the Plan each Plan Year:

1.                                       The amount of each Participants Salary Reduction Contribution made pursuant to Section 4(2). As provided in Section 12(a), the interests of a Participant in the Salary Reduction Contributions allocated to his account will always be 100% vested.

2.                                       An Employer Discretionary Matching Contribution on behalf of each Participant up to a maximum of fifty percent (50%) of the Participant’s Salary Reduction Contributions, provided however, that the maximum Employer Discretionary Matching Contribution shall be based on a percentage of a Participant’s Compensation selected by the Board of Directors, which shall in no event exceed six percent (6%) . The Board may, in its sole discretion, determine that the rate of Discretionary Matching Contributions for a Plan Year will be zero percent (0%).  The Employer may determine annually that additional Matching Contributions will be allocated to non-Highly Compensated Participants’ accounts as Qualified Employer Discretionary Matching Contributions, and thus will be fully vested when made, will be subject to the distribution restrictions applicable to Salary Reduction Contributions, and will meet such other requirements as may apply from time to time under Treasury Regulation §1.401(k)-1(g)(13). The Employer Discretionary Matching Contributions will vest in accordance with the schedule provided in Section 12(a). All Participants will normally receive the same percentage match of their Salary Reduction Contribution. Any Qualified Employer Discretionary Matching Contributions for a Plan Year, however, will be allocated only to non-Highly Compensated Participants, and consequently may cause the aggregate rate of match for that group to exceed the rate of match for Highly Compensated Participants.

3.                                       An Employer Discretionary Basic Contribution, which shall be determined at the sole discretion of the Board of Directors. Employer Discretionary Basic Contributions will only be made to non–Highly Compensated Participants to the extent necessary to satisfy the actual deferral percentage test and actual contribution percentage test under Sections 4(2) and 4(3) of the Plan, respectively, in order to satisfy the nondiscrimination requirements of Code Sections 401(k) and 401(m). As provided in Section 12(a), the interests of a Participant in the Employer Discretionary Basic Contributions allocated to his account will always be 100% vested and will otherwise satisfy the requirements for qualified nonelective employer contributions under Code Section 401(m)(4)(C).

4.                                       An Employer Discretionary Optional Contribution, which shall be determined in the sole discretion of the Board of Directors. The interests of a Participant in the Employer Discretionary Optional Contributions allocated to his account will become nonforfeitable pursuant to the vesting schedule contained in Section 12(a).

(b)                                 Salary Reduction Contributions shall be paid to the Trustee as promptly as such Contributions can reasonably be segregated from the general assets of the Employer.

(c)                                  Employer Discretionary Matching, Qualified Employer Discretionary Matching, Basic and Optional Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing the Employers Federal income tax return for that Plan Year.

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(d)                                 In the event Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to the Employer (upon the request of the Employer) by the Trustee within one (1) year after the payment to the Trust.

The maximum amount that may be returned to the Employer in the case of a mistake of fact is the excess of the amount contributed, over, as relevant the amount that would have been contributed had no mistake of fact occurred. Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.

5.  A Participant is entitled to share in the allocations of Employer Contributions and Forfeitures as provided in Section 3(b).

2.             Employee Salary Reduction Contributions

(a)  A Participant may authorize his Employer to contribute to the Trust on his behalf Salary Reduction Contributions. Such Salary Reduction Contributions shall be stated as a whole percentage, and shall not be less than 1%, or more than 15% (12% prior to January 1, 1999), of the Participants Adjusted Compensation. The total amount of Salary Reduction Contributions by a Participant for any calendar year shall not exceed $10,000, multiplied by any cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code. This limit applies to all salary reduction contributions taken into account under Code Section 402(g) to all plans in which the Participant participates, whether or not maintained by the Employer. Any Salary Reduction Contribution in excess of the aforementioned limitation, plus any income allocable thereto, shall be returned to the participant no later than the first April 15 following the close of the tax year in which such contributions were made. In the event this limit is exceeded as a result of contributions to this Plan and another plan(s), the Participant must notify the Plan Administrator in writing by March 1 of the following calendar year, allocating the excess between and among such plans, and state that the applicable limit will be exceeded if the excess attributable to this Plan is not distributed. In such event, the excess allocated to this Plan shall be distributed to the Participant with allocable earnings, by April 15 of the year following the calendar year in which the excess arose if practicable and in any event by December 31 of such year. A Participant may make a separate deferral election with respect to annual bonuses.

For Plan Years beginning after 2001, catch-up contributions for persons age fifty (50) or older whose Salary Reduction Contributions  are otherwise limited by the Code are permitted, under the terms and conditions, and within the limits of Code Section 414(v). Notwithstanding any other provision of the Plan to the contrary, any such contribution shall be taken into account in applying the remaining  contribution and discrimination provision of the Plan only to the extent, if any, required by the Code and Regulations or other Treasury Department issued thereunder. Further provided, and notwithstanding any other provision of the Plan, the Company and each Employer may uniformly elect to apply or not to apply the otherwise applicable matching contribution provisions of the Plan to such catch-up contributions. In the absence of an election to the contrary, the matching contribution provisions and determinations for a Plan Year to Salary Reduction Contributions which are not catch-up contributions will apply to catch-up contributions.

4.2

(b)  Each Participant electing to have his Employer contribute Salary Reduction Contributions on his behalf during the Plan Year shall file a written notice with the Plan Administrator at least thirty (30) days prior to the Entry Date that he intends such election to take effect. This requirement shall be waived on adoption of the Plan and each Participant shall be given a reasonable time to elect Salary Reduction Contributions. Such written notice shall contain an election of the percentage of his Adjusted Compensation to be contributed and authorization for his Employer to reduce his Adjusted Compensation by such amount. Salary Reduction Contributions may be suspended at any time by giving prior written notice. After suspension the Participant shall not be eligible for further Salary Reduction Contributions until the beginning of the next Plan Year, unless the Committee determines that an earlier resumption is administratively feasible. A Participant may change the percentage of his Salary Reduction Contributions during open enrollment on January 1 or July 1. A Participant shall be fully vested at all times in the portion of his Account from Salary Reduction Contributions.

(c)  For any Plan Year the Committee shall have the right to limit or reduce the Salary Reduction Contributions of the Highly Compensated Participants in order to insure that the Maximum Deferral Percentage Limit under Code Section 401(k) is not exceeded. Furthermore in accordance with Treasury Regulation 1.401(k)–1(f), the Employer may make additional Employer Discretionary Basic Contributions and/or Qualified Employer Discretionary Matching Contributions or may distribute excess contributions made during the Plan Year, with allocable earnings, in order to provide that the Maximum Deferral Percentage Limit under Code Section 401(k) is not exceeded. The Maximum Deferral Percentage Limit under Code Section 401 (k) is equal to the greater of Limit 1 or Limit 2:

Limit 1. The Actual Deferral Percentage (ADP) of the Highly Compensated Participants for the current Plan Year may not exceed one hundred twenty–five percent (125%) of the Actual Deferral Percentage of all other Participants for the prior Plan Year; or

Limit 2. The Actual Deferral Percentage of the Highly Compensated Participants for the current Plan Year may not exceed the lesser of

(a)           The Actual Deferral Percentage of all other Participants for the prior Plan Year plus two percent (2%), or

(b)           The Actual Deferral Percentage of all other Participants for the prior Plan Year, multiplied by  two hundred percent (200%).

The Employer may elect to use current Plan Year data for non-Highly Compensated Participants rather than prior Plan Year data in performing the ADP test for the current Plan Year. However, if such election is made for a post-2000 Plan Year, the election may not be changed until the sixth (6th) following Plan Year unless permitted by the Secretary of the Treasury.

Actual Deferral Percentage with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of each eligible Employees Salary Reduction Contributions (including Employer Discretionary Basic Contributions and Qualified Employer Discretionary Matching Contributions that are treated as elective contributions) paid into the Trust Fund on behalf of each Participant for such Plan Year to (B) the Participant’s Compensation for the relevant Plan Year. For this purpose an eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes; an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose eligibility to make Salary Reduction Contributions has been suspended because of an election (other than certain one–time elections) not to participate, a distribution or a loan; and an Employee who cannot defer because of the Section 415 limits on annual additions. In the case of an eligible Employee who makes no Salary Reduction Contributions the deferral ratio that is to be included in determining the ADP is zero.

4.3

In the case of a first Plan Year other than as a successor plan, the ADP of non-Highly Compensated Participants for the prior Plan Year may be deemed to be 3% or the Employer may, at its option, use the ADP for the current Plan Year.

For purposes of determining whether a Plan satisfies the actual deferral percentage test of Section 401(k), all Salary Reduction Contributions that are made under two or more Plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single Plan. If two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan.

Employer Discretionary Basic Contributions may be treated as elective contributions for purposes of the actual deferral percentage test of 401(k) only if such contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Salary Reduction Contributions. Employer Discretionary Basic Contributions and Qualified Employer Discretionary Matching Contributions  which may be treated as elective contributions must satisfy these requirements without regard to whether they are actually taken into account as elective contributions. Employer Discretionary Basic Contributions and/or Qualified Employer Discretionary Matching Contributions  may be treated as Salary Reduction Contributions only if the conditions described in Section 1.401(k)–1(b)(5) of the Regulations are satisfied.

A Salary Reduction Contribution will be taken into account under the actual deferral percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if it relates to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election).

A Salary Reduction Contribution will be taken into account under the actual deferral percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if it is allocated to the Employee as of a date within that Plan Year. For this purpose, a Salary Reduction Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Salary Reduction Contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates.

In calculating the actual deferral percentage for purposes of Section 401(k), the actual deferral ratio of a Highly Compensated Participant will be determined by treating all cash or deferred arrangements under which the Highly Compensated Participant is eligible (other than those that may not be permissively aggregated) as a single arrangement.

(d)  In the event the Maximum Deferral Percentage Limit under Code Section 401(k) is exceeded, the amount of excess contributions for a Highly Compensated Participant shall be distributed pursuant to Treasury Regulation 1.401(k)–1(f)(2) and will be determined in the following manner. The total excess contribution amount to be distributed for a Plan Year is the excess of the amount of contributions taken into account for Highly Compensated Participants for the Plan Year over the maximum amount permitted under Limit 1 or Limit 2 above, as applicable, determined by hypothetically reducing contributions made by or on behalf of Highly Compensated Participants in order of individual actual deferral percentages, beginning with the highest percentage and continuing until the excess contribution amount is eliminated. This process defines the excess contribution amount. The Actual Deferral Percentage (ADP) of the Highly Compensated Participant with the highest contribution amount will then be reduced to the extent necessary to eliminate the excess amount or to cause such Participant’s contribution amount to equal the contribution amount of the Highly Compensated Participant with the next highest contribution amount. This process is repeated until the total excess amount is eliminated by distributions. In the case of a Highly Compensated Participant that has excess contributions distributed on account of the Maximum Deferral Percentage Limit of IRC §401(k), said Highly Compensated Participant will forfeit the applicable incremental Employer Discretionary Matching Contribution required to prevent the Highly Compensated Participant from receiving a higher level of match than the Non-Highly Compensated Participants. Following the distributions described in this paragraph, the ADP test is deemed to have been satisfied, even if that test would not be satisfied on a recalculated basis.

4.4

The amount of a Participant’s excess contributions distributed pursuant to Treasury Regulation 1.401(k)-1(f) shall be reduced by any excess deferrals previously distributed during such Plan Year. The distribution of excess contributions will include any income attributable thereto. The income allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan Year. The distribution of any excess contribution is to be made prior to the two and one–half month period following the end of the Plan Year in which such excess contributions were made.

(e)  In the event a Participant’s Salary Reduction Contribution or Employer Contribution:

(1)           is made under a mistake of fact;

(2)           is conditioned upon initial qualification of the Plan under Code Section 401(a) and the Plan does not so qualify,

the contribution may be returned to the Employer within one (1) year after the payment of the contribution, the disallowance  of the deduction to the extent disallowed, or the date of denial of the qualification of the Plan, whichever is applicable.  Except as provided under this paragraph, the assets of the Plan will be used for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and for defraying reasonable administrative expenses of the Plan.

(f)  Amounts attributable to Salary Reduction Contributions, Employer Discretionary Basic Contributions and Qualified Employer Discretionary Matching Contributions  may not be distributed earlier than upon one of the following events:  (1)  The Employee’s retirement, death, disability, or (A) separation from service in the case of distributions before 2002, or (B) severance from employment not involving a transfer of any Plan assets to a plan maintained or created by the new employer (other than a rollover or elective transfer) in the case of distributions after 2001, regardless of when the severance from employment occurred;  (2)  The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);  (3) In the case of a profit sharing or stock bonus plan, the Employee’s attainment of age 59 ½ or the Employee’s hardship;  (4)  The sale or other disposition by a corporation to an unrelated corporation prior to 2002 of substantially all of the assets used in the trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; (5)  The sale or other disposition by a corporation prior to 2002 of its interest in the subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition; and (6) such other circumstances as may be permitted in accordance with Treasury Regulations under Code Section 401(k) from time to time.  Items 2, 4, and 5 above, apply only if the distributions are in the form of a lump sum.  Items 4 & 5 above, apply only to transactions which occur prior to 2002 and only if the transferor corporation continues to maintain the Plan.

3.             Limitations on Matching Contributions.

(d)  For any Plan Year, the Committee shall have the right to limit or reduce the Employer Discretionary Matching Contributions attributable to the Highly Compensated Participants in order to insure that the Maximum Contribution Percentage Limit under Code Section 401(m) is not exceeded.  The Maximum Contribution Percentage Limit under Code Section 401(m) is equal to the greater of Limit 1 or Limit 2:

Limit 1. The Actual Contribution Percentage (ACP) of the Highly Compensated Participants for the current Plan Year may not exceed one hundred twenty-five percent (125%) of the Actual Contribution Percentage of all other Participants for the prior Plan Year; or

Limit 2. The Actual Contribution Percentage of the Highly Compensated Participants for the current Plan Year may not exceed the lesser of:

1.             the Actual Contribution Percentage of all other Participants for the prior Plan Year, plus two percent (2%), or

4.5

2.                                       the Actual Contribution Percentage of all other Participants for the prior Plan Year, multiplied by two hundred percent (200%).

The Employer may elect to use current Plan Year data for non-Highly Compensated Participants rather than prior Plan Year data in performing the ADP test for the current Plan Year. However, if such election is made for a post-2000 Plan Year, the election may not be changed until the sixth (6th) following Plan Year unless permitted by the Secretary of the Treasury.

Actual Contribution Percentage with respect to any specific group of Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in such group) of (A) the sum of the Employer Discretionary Matching Contributions that have been paid into the Trust Fund on behalf of each Participant for such Plan Year plus any Qualified Employer Discretionary Matching Contributions taken into account for such purpose, to (B) the Participant’s Compensation for such Plan Year. The Employer Discretionary Matching Contributions are to be taken into account if they are paid to the Trust during the Plan Year or are paid to an agent of the Plan and are transmitted to the Trust within a reasonable period after the end of the Plan Year. Excess deferred contributions which are recharacterized under Section 4(2) of the Plan will be included in determining the actual contribution percentage. An excess contribution to a cash or deferred arrangement that is recharacterized is to be taken into account in the Plan Year in which the contribution would have been received in cash by the Employee had the Employee not elected to defer the amounts. The Plan will take into account the actual contribution ratios of all eligible Employees for purposes of the actual contribution percentage (ACP) test in Section 401(m). For this purpose an eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Employer Discretionary Matching Contributions or to make Employee contributions and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose right to make Employee contributions or receive Employer Discretionary Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate; an Employee who cannot make an Employee contribution or receive an Employer Discretionary Matching Contributions because Section 415(c)(1) or Section 415(e) prevents the Employee from receiving additional annual additions. In the case of an eligible Employee who makes no Employee contributions and who receives no Employer Discretionary Matching Contributions the contribution ratio that is to be included in determining the ACP is zero.

In the case of the first Plan Year other than as a successor plan, the ACP of the non-Highly Compensated Participants for the prior Plan Year may be deemed to be 3%, or the Employer may, at its option, use the ACP for the current Plan Year.

An Employer Discretionary Matching Contributions and/or Qualified Employer Discretionary Matching Contribution is taken into account for a Plan Year only if it is (1) made on account of the Employee’s Salary Reduction Contributions for the Plan Year, (2) allocated to the Employee’s account as of a date within that year, and (3) paid to the Trust by the end of the twelfth month following the close of that year. Qualified Employer Discretionary Matching Contributions which are used to meet the requirements of Section 401(k)(3)(A) are not to be taken into account for purposes of the ACP test of Section 401(m). Employer Discretionary Basic Contributions and/or Qualified Employer Discretionary Matching Contributions may be treated as Salary Reduction Contributions only if the conditions described in Section 1.401(k)-1(b)(5) of the Regulations are satisfied.

The determination of income for excess aggregate contributions will be determined under the method in Section 6(i). For purposes of determining whether a Plan satisfies the actual contribution percentage test of Section 401(m), all Employee and Employer Discretionary Matching Contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single Plan. If two or more plans are permissively aggregated for purposes of Section 401(m) the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan. The actual contribution ratio of a Highly Compensated Participant will be determined by treating all plans subject to Section 401(m) under which the Highly Compensated Participant is eligible (other than those that may not be permissively aggregated) as a single plan.

(b)  In the event the Maximum Contribution Percentage Limit under Code Section 401(m) is exceeded the amount of excess aggregate contributions for a Highly Compensated Participant will be distributed or forfeited pursuant to Treasury Regulation §1.401(m)-1(e) and determined in the following manner. The total excess aggregate

4.6

amount to be distributed for a Plan Year is the excess of the amount of contributions taken into account for Highly Compensated Participants for the Plan Year over the maximum amount permitted under Limit 1 or Limit 2 above, as applicable, determined by hypothetically reducing contributions made by or on behalf of Highly Compensated Participants in the order of individual contribution percentages, beginning with the highest of such percentages and continuing until the ACP test would have been satisfied. This process defines the total excess aggregate contribution amount. Contributions on behalf of the Highly Compensated Participant with the highest contribution amount will be reduced by distributions to the extent necessary to eliminate the excess aggregate contribution amount or to cause such Participant’s contribution amount to equal the contribution amount for the Highly Compensated Participant with the next highest contribution amount. This process is repeated until the entire excess aggregate contribution amount is eliminated. The Participant to whom an excess is attributed will receive the excess as a distribution from the Plan. Following such distributions the ACP test is deemed to have been satisfied, even if the test would not then be satisfied on a recomputed basis.

The amount of a Participants excess aggregate contributions distributed shall be reduced by any excess aggregate contributions previously distributed during such Plan Year. The distribution of excess aggregate contributions will include any income attributable thereto. The income allocable to the excess aggregate contributions includes income for the Plan Year for which the excess aggregate contributions  were made. The distribution of any excess aggregate contribution is to be made prior to the two and one-half month period following the end of the Plan Year in which such excess aggregate contributions were made.

Failure to correct excess aggregate contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to satisfy the requirements of Section 401(a)(4) of the Plan Year for which the excess aggregate contributions were made and for all subsequent years they remain uncorrected.

(c)  For any Plan Year beginning before 2002, the application of the Maximum Deferral Percentage Limitation and Maximum Contribution Percentage Limitation pursuant to Sections 4(2)(c) and 4(3)(a) of the Plan shall be made in accordance with the multiple use limitations under Regulation §1.401(m)-2. If multiple use of the alternative limitation occurs, it must be corrected by reducing the actual deferral percentage of all Highly Compensated Participants regardless of whether they are eligible under both the arrangement subject to Section 401(k) and a plan subject to Section 401(m).

(d)  To the extent Qualified Employer Discretionary Matching Contributions are used, pursuant to Plan Section 4(2)(c), to compute the Maximum Deferral Percentage Limit under Code Section 401(k), they will not be used to compute the Maximum Contribution Percentage Limit under Code Section 401(m). Furthermore, at the election of the Employer, Employer Discretionary Basic Contributions (to the extent not utilized to compute the Maximum Deferral Percentage Limit under Code Section 401(k)) may be used in the computation of the Maximum Contribution Percentage Limit under Code Section 401(m). Employer Discretionary Basic Contributions may be treated as Qualified Employer Discretionary Matching Contributions for purposes of the actual contribution percentage test of Section 401(m) only if such contributions are nonforfeitable and made distributable only under the following circumstances: (1) “The Employees retirement, death, disability, or separation from service; (2) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP); (3) In the case of a profit sharing or stock bonus plan, the Employee’s attainment of age 59 1/2 or the Employees hardships (4) The sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets used in the trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; (5) The sale or other disposition by a corporation of its interest in the subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition, and (6)  such other circumstances as may permit a distribution of contributions as are subject to the restrictions  of Code Section 401(k). Items 2, 4, and 5 above, apply only if the distributions are in the form of a lump sum, Items 4 and 5 above apply only if the transferor corporation continues to maintain the Plan. Employer Discretionary Basic Contributions which may be treated as Qualified Employer Discretionary Matching Contributions roust satisfy these requirements without regard to whether they are actually taken into account as Qualified Employer Discretionary Matching Contributions. Salary Reduction Contributions and/or Employer Discretionary Basic Contributions may be treated as Qualified Employer Discretionary Matching Contributions only if the conditions described in Section 1.401(m)-1(b)(5) of the Regulations are satisfied.

4.7

4.             Employee Rollover Contribution

(a)           With the Employer’s consent, a Rollover Contribution may be made by or for an Employee if either of the following conditions are met

(1)  The Contribution is a Rollover Contribution which the Code permits to be transferred to a plan that meets the requirements of Section 401(a) of the Code; and

(2)  The Contribution is made within 60 days after the Employee receives or would be entitled to receive the distribution; and

(3)  The Employee furnishes evidence satisfactory to the Committee that proposed transfer is in fact a Rollover Contribution which meets conditions (1) and (2) above.

-OR-

(4)  The Contribution is made pursuant to Plan Section 23 diversification requirements.

The Rollover Contribution may be made by the Employee or may be made with his consent by the named fiduciary of another plan. The Contribution will be made according to procedures set up by the Committee.

(b)           If the Employee is not a Participant at the time the Rollover Contribution is made he will be deemed to be a Participant only for the purposes of investment and distribution of the Rollover Contribution. No Employer Contribution will be made for him and he may not make Participant Contributions until the time he meets all of the requirements to become a Participant.

(c)           Any Rollover Contribution made by or for an Employee is credited to his Account when made and is at all times fully vested and nonforfeitable.

4.8

SECTION 5. INVESTMENT OF TRUST ASSETS

(a)  Subject to the exceptions contained in Section 5(c), Trust Assts under the Plan will be invested by the Trustee primarily in Company Stock in accordance with the Trust Agreement. Employer Contributions (and other Trust Assets) may be used to acquire shares of Company Stock from Company shareholders or from the Company. The Trustee may also invest Trust Assets in such other prudent investments as the Trustee deems to be desirable for the Trust or Trust Assets may be held temporarily in cash. All purchases of Company Stock by the Trustee shall be made at prices which do not exceed the fair market value of Company Stock as determined in good faith by the Trustee in accordance with the provisions of Section 18. The Trustee may invest and hold up to one hundred percent (100%) of the Trust Assets in Company Stock.

(b)  Except for the put option described in Code Section 409(h), no security acquired with the proceeds of an exempt loan may be subject to a put, call or other option buy-sell or other arrangement while held by and when distributed from the Plan whether or not the Plan has continued to operate as an Employee Stock Ownership Plan. Assets transferred in satisfaction of a loan must not exceed the amount of default. For a disqualified person the assets transferred to satisfy default can not exceed the payment schedule of the loan. The Trustee may incur Acquisition Loans exempt under Code Section 4975(e)(7) from time to time to finance the acquisition of Company Stock (Financed Shares) for the Plan or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term shall be used within a reasonable period of time shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. If the lender is a party in interest (as defined in ERISA), Financed Shares may be transferred to the lender only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participant Company Stock Accounts under Section 6. Except for the put option described in Code Section 409(h), no security acquired with the proceeds of an exempt loan may be subject to a put call or other options buy-sell or other arrangement while held by and when distributed from the Plan, whether or not the Plan has continued to operate as an Employee Stock Ownership Plan. Assets transferred in satisfaction of a loan must not exceed the amount of default. For a disqualified person the assets transferred to satisfy default can not exceed the payment schedule of the loan. Payments of principal and interest on any Acquisition Loan shall be made by the Trustee only from Employer Contributions to enable the Trust to repay such Acquisition Loan, and to the extent permitted under applicable law from earnings attributable to such Employer Contributions and from any dividends received by the Trust on such Financed Shares.

(c)  A Participant’s Salary Reduction Contributions or Rollover Contributions may be, at the Participant’s election, invested in Company Stock. A Participant may, with the consent of the Trustee direct the investment of his existing  Salary Reduction Contributions and Rollover Contributions in the following Investment Funds:

(1)           An Equity Fund shall be a fund, the principal investment goal of which shall be capital appreciation primarily through investment in Company Stock. The Trustee may apply Employer Contributions and the Profit Sharing Accounts which are Participant-directed pursuant to this Section, to payments of principal and interest on an Acquisition Loan.

(2)           A Mutual Fund.

(3)           A Money Market Fund.

(4)           Any other Fund which the Trustees may establish from time to time.

5.1

(d)  As of each Anniversary Date, the Trustee shall determine the fair market value of each Investment Fund, where applicable, in accordance with Section 18 of this document. With respect to each such Investment Fund, the Trustee shall determine the net gain or loss resulting from expenses paid, and realized and unrealized gains and losses. After each Anniversary Date, the net gain or loss of each Investment Fund shall be allocated by the Committee, or its agent, to the Accounts of Participants participating in such Investment Fund.

The reasonable and equitable decision of the Trustee as to the value of each Investment Fund and of any Account as of each Anniversary Date shall be conclusive and binding upon all Participants having any interest, direct or indirect, in the Investment Funds or in any Account.

5.2

SECTION 6.   ALLOCATIONS TO PARTICIPANT’S ACCOUNT

Separate Accounts shall be established to reflect each Participant’s interest in the Plan. Within each of the Accounts described in Sections (a), (b), and (c) herein, a separate Company Stock Account and Other Investments Account will be determined and maintained in accordance with the procedures contained in Subsection (e).

(a)  Matching Contribution Accounts.

1.                                       Employer Discretionary Matching Contribution Account.  The Employer Discretionary Matching Contribution Account maintained for each Participant will be credited annually with the amount of the Employer Discretionary Matching Contribution allocable to such Participant, as determined pursuant to Section (4)(1)(a)(2), and with his share of the net income (or loss) of the Trust.

2.                                       Qualified Employer Discretionary Matching Contribution Account. The Qualified Employer Discretionary Matching Contribution Account maintained for a Participant will be credited with the amount of any Qualified Employer Discretionary Matching Contribution allocable to the Participant in accordance with Section 4(1)(a)(2), and  with its share of the income (or loss) of the Trust.  Qualified Employer Discretionary Matching Contributions will be allocated only among the accounts of non-Highly Compensated Participants.

(b)  Employer Discretionary Basic Contribution Account. The Employer Discretionary Basic Contribution Account maintained for each Participant will be credited annually with his allocable share of Employer Discretionary Basic Contributions and with his share of the net income (or loss) of the Trust. Employer Discretionary Basic Contributions will be made only to satisfy the actual contribution percentage test and actual deferral percentage test in Sections 4(2) and 4(3) of the Plan as of the Anniversary Date among the Accounts of all non-highly Compensated Participants so entitled under Section 3(b), based on the percentage of such non-Highly Compensated Participant’s Adjusted Compensation to the total Adjusted Compensation of all non-Highly Compensated Participants.

(c)  Employee Salary Reduction Account. The Employee Salary Reduction Contribution Account maintained for each Participant will be credited (or debited) at least annually (or more frequently at the Board’s discretion) with his share of the net income (or loss) of the Trust his Salary Reduction Contributions if any, made during that Valuation Period and with any financed shares released from the Loan Suspense Account on account of his Salary Reduction Contributions. If securities acquired with the proceeds of an exempt loan available for distribution consist of more than one class a Distributee must receive substantially the same proportion of each such class.

(d)  Employee Rollover Contribution Account.  The Rollover Contribution Account maintained for each Participant will be credited (or debited) at least annually (or more frequently at the Board’s discretion) with his share of net income (or loss) of the Trust and with his Rollover Contributions, if any, made during that Valuation Period.

(e)  Profit Sharing  Account.  The Profit Sharing Account maintained for each Participant will be credited (or debited) at least annually (or more frequently at the Board’s discretion) with his share of net income (or loss) of the Trust.

(f)  Employer Discretionary Optional Contribution Account.  The Employer Discretionary Optional Contribution Account of a Participant will be allocated, as of the Anniversary Date, its share of any Employer Discretionary Optional Contribution under Section 3(b), in the ratio which the Adjusted Compensation of each such

6.1

Participant bears to the Adjusted Compensation of all such Participants for that Plan Year. A separate Company Stock Account and Other Investments Account shall be established to reflect each Participant’s interest under the Employer Discretionary Optional Contribution portion of the Plan. The Company Stock Account maintained for each Participant will be credited annually with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust including any Forfeitures of Company Stock. Any stock dividends on Company Stock will be allocated to a Participant’s Company Stock Account on an annual basis (or more frequently at the Board’s discretion). Financed Shares shall initially be credited to a Loan Suspense Account and shall be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Company Stock Accounts for each Plan Year shall be determined by the Committee as described under (e)(1) and (e)(2) below.

(1)           General Rule. The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal or principal and interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal or principal and interest on the Acquisition Loan projected to be paid for all future Plan Years. For this purpose the interest to be paid in future years is to be computed by using the interest rate in effect as of the Anniversary Date of the Plan Year.

(2)           Special Rule. The Committee may elect (at the time an Acquisition Loan is incurred) or the provisions of the Acquisition Loan may provide for the release of shares from the Loan Suspense Account based solely upon the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only if (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

(3)           Other Investments Accounts. The Other Investments Account maintained for each Participant will be credited (or debited) at least annually (or more frequently at the Board’s discretion) with his share of the net income (or loss) of the Trust with any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and with his allocable share of Employer Contributions in cash. Any Forfeitures from the Other Investments Accounts will be allocated on an annual basis. Such Account will be debited for the Participant’s share of any cash payments made for the acquisition of Company Stock or for the repayment of any principal and interest on an Acquisition Loan.

The allocations to Participants’ Accounts for each Plan Year will be made as follows under the remaining subsections of this Section.

(g)  Employer Contributions and Forfeitures. Employer Discretionary Optional Contributions and Forfeitures under Section 12(b) and (c) for each Plan Year will be allocated as of the Anniversary Date among the Accounts of Participants so entitled under Sections 3(b) and 6(b) in the ratio which the Adjusted Compensation of each such Participant bears to the total Adjusted Compensation of all such Participants for that Plan Year. Employer Discretionary Basic Contributions under Section 4 for each Plan Year will be allocated as of the Anniversary Date among the Accounts of all non-Highly Compensated Participants so entitled in the ratio which the Adjusted Compensation of each such Participant bears to the total Adjusted Compensation of all such non-Highly Compensated Participants for that Plan Year. Employer Discretionary Matching Contributions and Qualified Employer Discretionary Matching Contributions will be allocated  as a percentage of the Salary Reduction Contributions of all eligible Participants in the case on Employer Discretionary Matching Contributions, and non-Highly Compensated Participants in the case of Qualified Employer Discretionary Matching Contributions. See generally Sections 3(b) and 4 (1)(a)(2).  If securities acquired with the proceeds of an exempt loan available for distribution consist of more than one class a Distributee must receive substantially the same proportion of each such class.

6.2

(h)  Allocation Limitations. The “limitation year” for  purposes of applying the limits of Code Section 415 is the Plan Year. For each Plan Year the Annual Additions with respect to any Participant may not exceed the lesser of:

(2)           twenty-five percent (25%) of his Compensation for limitation years beginning before 2002, or one hundred percent (100%) of his Compensation for limitation years beginning after 2001; or

(3)           the Defined Contribution Dollar Limitation.

For this purpose, “Annual Additions” shall be the total amount of any Employer Contributions, Salary Reduction Contributions, voluntary contributions and Forfeitures (including any income attributable to Forfeitures and amounts described in Code Sections 415(1)(1) and 419A(d)(2)) allocated to the Participant in this Plan and any other Employer defined contribution plan. For purposes of applying these limitations only, for Plan Years beginning after 1997 the Plan uses the safe harbor definition of Compensation pursuant to Section 1.415-2(d)(10) of the Treasury Regulations, as defined in Section 2 of the Plan, adjusted to include deferrals described in Code Section 415(c)(3)(D). In computing Annual Additions Forfeitures of Company Stock and Employer Contributions of Company Stock shall be based on the fair market value of Company Stock as of the Anniversary Date.

Prior to the allocation of the Employer Contributions for any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitation described herein to be exceeded as to any Participant. In the event that the limitation is exceeded for any Participant due to the allocation of a forfeiture or a reasonable error in the estimation of a Participant’s Compensation the excess shall be maintained in a separate suspense account and shall be allocated in the next subsequent Plan Year as if such amounts were an additional contribution to the appropriate Account. No contributions which would be included in the next limitation year’s Annual Addition may be made before the total suspense account has been reallocated.

Any excess amount shall be reallocated among the Accounts of the other Participants according to the ratio which the Adjusted Compensation of each such Participant bears to the total Adjusted Compensation of all such Participants for the Plan Year, to the extent possible without exceeding the limitations with respect to any other Participant for that Plan Year.

In addition, for any Participant who was covered under a defined benefit plan Annual Additions may not be allocated to his Accounts (under this Plan) in amounts which cause the sum of the defined benefit plan fraction and the defined contribution plan fraction to exceed 1.0 for any Plan Year, For this purpose, the “defined benefit plan fraction” shall have as its numerator the projected annual benefit of the Participant under the defined benefit plan as of the Anniversary Date and shall have as its denominator the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year; or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for such Plan Year. The “defined contribution plan fraction” shall have as its numerator the total of the Annul Additions of the Participant (under this Plan and any other Employer defined contribution plan) for all Plan Years and shall have as its denominator the sum of the lesser of the following amounts determined for such Plan Years and for each prior year of Service with an Employer: (i) the product of 1.25 multiplied by the dollar limitation taken into account under Section 415(c)(1)(A) of the Code for the yearn or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such year. Provided, however, that the provisions of this paragraph shall not apply in Plan Years beginning after 1999.

Notwithstanding the above, elective deferrals (within the meaning of Section 402(g)(3)) may be distributed or Employee contributions (whether voluntary or mandatory) may be returned to the extent that the distribution or return would reduce the excess amounts in the Participant’s Account. These amounts are disregarded for purposes of

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Section 402(g), the actual deferral percentage test of Section 401(k)(3) and the actual contribution percentage test of Section 401(m)(2).

(h)           Special Limitation Provision. Any Employer Contributions which are applied by the Trust (not later than the due date, including extensions for filing the Company’s Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures shall not be included as Annual Additions under Section 6(g); provided, however, that the provisions of this Section 6(h) shall be applicable only for Plan Years for which not more than one-third (1/3) of the Employer Contributions applied to pay principal or interest or both on an Acquisition Loan are allocated to Participants who are Highly Compensated Participants within the meaning of Code Section 414(q).

(i)            Net Income (or Loss) of the Trust. The net income (or loss) of the Trust for each Valuation Period will be determined as of the Valuation Date. Each Participant’s share of the net income (or loss) will be allocated to his Accounts in the ratio which the balance of such Accounts on the preceding Valuation Date plus fifty percent (50%) of such Participant’s Salary Reduction Contribution and Employer Contribution for the then current Valuation Period (reduced by the amount of any distribution of Capital Accumulation from such Account during the Valuation Period) bear to the sum of such Account balances and contributions for all Participants in the current Valuation Period. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than Company Stock), interest income, dividends and other income and gains (or loss) attributable to Trust Assets (other than any dividends on Company Stock allocated to Company Stock Accounts) since the preceding Valuation Date, reduced by any expenses charged to the Trust Assets for that Valuation Period. The computation of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.

(j)            Dividends on Company Stock.  Cash dividends received on shares of Company Stock allocated to Participants’ Accounts will be allocated to the respective Other Investments Account portion of the account to which such Company Stock was allocated. Cash dividends received on unallocated shares of Company Stock shall be included in the computation of net income (or loss) of the Trust. Stock dividends received on Company Stock shall be credited to the Accounts to which such Company Stock was allocated. Any cash dividends which are currently distributed to Participants, used to repay a loan to the ESOP under Sections 17(b) or (c), or used to pay administrative expenses of the Plan shall not be credited to Participants’ Accounts. Employer securities with a fair market value of not less than the amount of a dividend used to make payments on a loan in which the proceeds are used to acquire the Employer securities (whether or not allocated to Participants with respect to which the dividend is paid are allocated to such Participant for the year which (but for Code Section 404(k)(2)(A)) such dividend would have been allocated to such Participant.

(k)           Accounting for  Allocations. The Committee shall establish accounting procedures for the purpose of making the allocations to Participants’ Accounts provided for in this Section. The Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant’s Company Stock Account. The Committee shall also keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loans. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section and the requirements of the Code and ERISA.

(l)            Limitation on Allocation to Certain Shareholders. To the extent that a Company shareholder sells qualifying Company securities to the Plan Trust and elects (with the consent of the Company) nonrecognition of gain under Section 1042 of the Code, no portion of the assets of the Plan attributable to (or allocable in lieu of) Employer securities acquired by the Plan in a sale to which Section 1042 applies nay accrue (or be allocated directly or indirectly under any plan of the Employer meeting the requirements of Section 401(a)); (a) during the nonallocation period for the benefit of (i) any taxpayer who make an election under Section 1042(a) with respect to Employer securities (ii) any individual who is related to the taxpayer or the decedent (within the meaning of Section 267(b)), or (b) for the benefit of any other person who owns (after application of Section 318(a)) more than twenty-five percent (25%) of (i) any class of outstanding stock of the corporation which issued such Employer securities or of any corporation which is member of the same control group or corporation (within the meaning of

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Code Section 409(1)(4)) of such corporation or (ii) the total value of any class of outstanding stock of any such corporation. For the purposes of (b) above Code Section 318(a) shall be applied without regard to the employee trust exception in Section 318(a)(2)(B)(i). Nonallocation period means the period beginning on the date of sale of the qualified securities and ending on the later of: (i) the date which is 10 years after the date of sale or (ii) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale. The nonallocation period is the period beginning on the date of the sale of the qualified securities and ending on the later of (i) the date which is 10 years after the date of sale or (ii) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

(m)          Limit on Allocations In Certain S Corporation Years. Notwithstanding any other provision of the Plan to the contrary, for any year in which the Plan holds securities in a corporation organized as an S corporation for federal income tax purposes, no portion of the Plan attributable to the assets of the Plan attributable to such securities or allocable in lieu thereof shall, during a nonallocation year within the contemplation of Code §409(p), accrue or be allocated directly or indirectly under any plan of the Employer or any Affiliate to a disqualified person within the contemplation of such Code Section in a manner which would be prohibited by that Code Section. The provisions of this subsection are effective generally for Plan Years beginning after 2004; provided, however, that for ESOPs established after March 14, 2001, or which convert to S corporation status after that date, this subsection is effective for Plan Years ending after that date.

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SECTION 7.  EXPENSES OF THE PLAN AND TRUST

All expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Assets. The Company may pay all or any portion of such expenses, and payment of expenses by the Company shall not be deemed to be Employer Contributions.

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SECTION 8.   VOTING COMPANY STOCK

All Company Stock in the Trust shall normally be voted by the Trustee in such manner as it shall determine in its sole discretion. However, with respect to any corporate matter which involves the voting of Company Stock as to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as may be prescribed in Code regulations, each Participant will be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his Company Stock Account but only to the extent required by Sections 401(a)(22) 409(e)(2) and 409(e)(3) of the Code and the regulations thereunder. In that event, any allocated Company Stock with respect to which voting instructions are not received from Participants shall not be voted, and all Company Stock which is not then allocated to Participants’ Company Stock Accounts shall be voted in the manner determined by the Trustee.

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SECTION 9.  DISCLOSURE TO PARTICIPANTS

(a)                                  Summary Plan Description. Each Participant shall be furnished with the summary plan description required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

(b)                                 Summary Annual Report. Within the time required after each Anniversary Date, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form required by regulations of the Department of Labor.

(c)                                  Statements. Each Participant shall be furnished with an annual statement (or more frequently at the Board’s discretion) reflecting the following information:

(1)           The balance (if any) in his Accounts as of the beginning of the last statement.

(2)           The amounts of Employer Contributions, Salary Reduction Contributions, and Forfeitures allocated to his Accounts for the Valuation Period.

(3)           The adjustments to his Accounts to reflect his share of dividends (if any) on Company Stock and the net income (or loss) of the Trust for the Valuation Period.

(4)           The new balance in his Accounts, including the number of shares of Company Stock allocated to his Company Stock Account and the fair market value of Company Stock as of the Valuation Date.

(5)           His vested percentage in his Account balances (under Sections 12 and 13) as of the Valuation Date.

(d)                                 Additional Disclosure. The Committee shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Committee shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

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SECTION 10.  CAPITAL ACCUMULATION

A Participant’s vested (nonforfeitable) interest under the Plan is called his Capital Accumulation. His Capital Accumulation shall be determined in accordance with the provisions of Sections 11 and 12. Each Participant’s Capital Accumulation will be distributed as provided in Sections 14 and 15.

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SECTION 11.  RETIREMENT, DISABILITY, OR DEATH

Upon a Participant’s retirement, disability or death, his Capital Accumulation will be the total of his Account balances (100% vested). The Participant will share in the allocation of Employer Contributions and Forfeitures for the Plan Year in which his Service terminates by retirement, disability, or death.

A Participant will be treated as having retired under the Plan if his Service ends by any of the following:

(a)           Normal Retirement

A Participant’s right to his or her normal retirement benefit will be nonforfeitable on attainment of normal retirement age as an Employee; that is, the earlier of Normal Retirement Age under the Plan; or the later of age 65 or the fifth anniversary of the time the Participant commenced participation in the Plan.

(b)           Early Retirement Date

A Participant may elect early retirement under the Plan at any time after he has attained age fifty-five (55) and completed at least five (5) years of Service with the Employer.

(c)           Deferred Retirement

In the event a Participant’s Service continues beyond his Normal Retirement Age, he shall continue to participate in the Plan.

(d)           Disability Retirement

If the Committee determines that a Participant has suffered a disability (while employed by the Company or an Affiliated Company) of a type that entitles him to receive total disability benefits under Social Security, he will be granted disability retirement under the Plan without regard to his age or period of Service.

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SECTION 12.  OTHER TERMINATION OF SERVICE, BREAK IN SERVICE, VESTING  AND FORFEITURES

(a)                                  If a Participant’s Service terminates for any reason other than his retirement, disability or death, his Capital Accumulation attributable to his Employer Discretionary Optional Contribution Account, Profit Sharing Account and Employer Discretionary Matching Contributions will be determined on the basis of his nonforfeitable interest, in accordance with the following vesting schedule:

Credited Service Under Section 13	Nonforfeitable Percentage

Less than One Year	0%
One Year	20%
Two Years	40%
Three Years	60%
Four Years	80%
Five Years	100%

A Participant is 100% vested at all times in his Account due to Employer Discretionary Basic Contributions, Qualified Employer Discretionary Matching Contributions, Employee Salary Reduction Contributions and Rollover Contributions.

(b)                                 Forfeitures. Any portion of the final balances in a Participant’s Accounts which is not vested (and does not become part of his Capital Accumulation) will become a Forfeiture as of the Anniversary Date in the Plan Year in which the Participant has received or is deemed to have received a distribution of his nonforfeitable interest in his Account balances. For periods prior to the date of execution hereof, no Forfeiture will occur prior to the date the individual incurs a Break in Service. If the Participant has not received a distribution of his vested Account balances, then the portion of his Account balance which is not vested shall be forfeited only upon the occurrence of a five consecutive year Break in Service. Forfeitures shall first be charged against a Participant’s Other Investments Account with any balance charged against his Company Stock Account at the then fair market value of Company Stock. Financed Shares shall be forfeited only after other shares of Company Stock have been forfeited. Forfeitures will be reallocated among the Participants, as provided in Section 6(f), as of the Anniversary Date of the Plan Year in which a Forfeiture occurs. A Break in Service will  occur only in a Plan Year for which a Participant is not credited with more than 500 hours of Service. If more than one class of qualifying Employer securities subject to exempt loan provisions have been allocated to a Participant’s Account the Plan must forfeit the same proportion of each such class.

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(c)                                  Restoration of Forfeited Accounts  If a Participant who has incurred a forfeiture is reemployed prior to the occurrence of a five-consecutive-year Break in Service, the portion of his Accounts (attributable to the prior period of Service) that was forfeited shall be restored as if there had been no Forfeiture, provided the Participant does not thereafter incur a fifth consecutive Break in Service and repays any amounts previously distributed within five (5) years of the date of re-employment. Such restoration shall be made out of Forfeitures in the Plan Year of reemployment (prior to allocations under Section 6(f)). To the extent such Forfeitures are not sufficient, the Company shall make a special contribution to the Participant’s restored Accounts. Any amount so restored to a Participant shall not constitute an Annual Addition under Section 6(g). If more than one class of qualifying Employer Securities subject to exempt loan provisions have been allocated to a Participant’s Account, the Plan must forfeit the same proportion of each such class. The loan for Employer Securities must primarily be for the benefit of the Plan Participants and Beneficiaries of the Plan.

(d)                                 Subsequent Vesting. If a Participant receives a distribution of his Capital Accumulation and is re-employed prior to the occurrence of five consecutive one year Breaks in Service, his Capital Accumulation (“X”) shall be determined prior to the date he becomes fully vested in accordance with the following formula:

X= P(AB+D) -D

For purposes of applying this formula, P is the vested  percentage at the time of  the later determination, AB is the total account balance at that time, and D is the amount previously distributed as a Capital Accumulation.

(e)                                  Change of Control.  Upon a Change in Control a Participant will be 100% vested in his Company Stock Account and Other Investments Account.

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SECTION 13.  CREDITED SERVICE

(a)                                  General Rule. For purposes of vesting, an Employee’s Credited Service includes the total number of Plan Years after 1979 in which he is credited with at least 1,000 Hours of Service with the Employer as determined pursuant to Section 3. Credited Service shall include such Service with the Company or any Affiliated Company. For purposes of vesting, service with an Employer includes service with Employers who are members of a controlled group of corporations within the meaning of Code Section 1563(a)a without regard to Subsections (a)(4) and (e)(3)(C), and regardless of whether such members are adopting Employers of the Plan. In any case in which the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer. In any case in which the Employer maintains a plan which is not the plan maintained by a predecessor employer, service for such predecessor shall, to the extent provided in regulations prescribed by the Secretary, be treated as service for the Employer. Service of any Employee who is a Leased Employee to any Employer aggregated under Section 414(b), (c), or (m) must be credited for vesting purposes whether or not such individual is eligible to participate in the Plan.

(b)                                 Reemployment. If a former Participant is reemployed after the occurrence of a Break in Service, the following special rules shall apply in determining his Credited Service:

(1)           New Accounts will be established to reflect his interest in the Plan attributable to his Service after the Break in Service.

(2)           If he is reemployed after the occurrence of a five consecutive year Break in Service, or if  Credited Service after the Break in Service will not increase his vested interest in his Accounts attributable to Service prior to the Break in Service.

(3)           After he completes one (1) Plan Year of Credited Service following his reemployment, subject to the foregoing his Credited Service with respect to his new Accounts will include his Credited Service accumulated prior to the Break in Service.

(4)           In the case of a Participant who is reemployed who has not attained a vested interest under this Plan, Service prior to the Break in Service shall not be included in determining his Credited Service provided the number of consecutive one-year Breaks in Service equals or exceeds the greater of five (5), or the aggregate number of years of Credited Service before such consecutive Breaks in Service.

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SECTION 14   WHEN CAPITAL ACCUMULATION WILL BE DISTRIBUTED

(a) In General. A Participant’s Capital Accumulation will be computed following the termination of his Service, and will be available for distribution as soon as is administratively practicable thereafter. In no event however, shall distribution in such case be delayed later than one year after the close of the Plan Year in which the Participant retires, is disabled or dies without the consent of the Participant. Under certain circumstances described in Section 14(d), the Committee may delay the timing of a distribution to the Participant because the Plan lacks sufficient cash liquidity to convert a Participant’s Stock Account to cash. However, in no event shall distribution of the Other Investments Account of a Participant terminating for reasons other than retirements disability, or death be delayed later than the Anniversary Date of the Plan Year following the year of termination.

In no event however (with the exception of Financed Shares described in the succeeding sentence), shall distribution be deferred more than one year after the close of the fifth Plan Year following the Participant’s termination of Service (unless the Participant has been reemployed by the Company at the end of the fifth Plan Year following the termination of Service or the Participant has chosen to delay the distribution of his Capital Accumulation beyond this date). In the event any portion of the Participant’s Account consists of Company Stock attributable to a loan made to the Plan (pursuant to Section 5 of the Plan) which has not been fully repaid if the Plan lacks sufficient cash liquidity as described in Section 14(d), the above timing as to distributions may be delayed until the earlier of the Plan Year in which sufficient cash liquidity is available or the Plan Year following the year in which the loan is fully repaid. Once entitled to distribution, the Participant will receive a distribution: of the Participant’s Capital Accumulation in a single sum distribution. Provided, however, that for distributions made prior to April 1, 2002, a Participant may also elect to receive (1) Distribution of the Participant’s Capital Accumulation in substantially equal annual installments over a period not exceeding five (5) years (provided that such period does not exceed the life expectancy of the Participant); or  (2) Any combination of a single sum distribution and installment payments described in (1).

A Participant’s consent is required for distributions under Code Section 411(a)(11) while such distributions are immediately distributable, The failure to consent to a distribution by a Participant constitutes an election to defer. The restrictions described therein are applicable to any distribution including one under Code Section 409(o).

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under Code Section 401(a)(31), a Distributee may elect at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under Code Section 401(a)(31), a Distributee may elect at the time and in the manner prescribed by the Plan administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

Further provided, that on and after the effective date of the automatic direct rollover provisions of Code Section 401(a)(31)(B), distributions of  $1,000 or more shall comply with those provisions.

Notwithstanding the foregoing, if the fair market value of a Participants Account attributable to Company Stock is in excess of $500,000 as of the date distribution is to begin, the five–year maximum distribution period shall be extended by one additional year (up to an additional five years) for each $100,000 increment, or fraction of such increment by which the value of the Participants’ Account exceeds $500,000. The $500,000 and $100,000 dollar amount shall be subject to adjustment in accordance with Section 409(o)(2) of the Code.

(b)  Required Distributions. Unless the Participant otherwise elects, distribution of a Participant’s Capital Accumulation shall commence not later than sixty (60) days after the Anniversary Date coinciding with or next following his Normal Retirement Age (or his termination of Service, if later). The distribution of the Capital Accumulation of any Participant who is not a 5–percent owner of the Company must commence not later than April 1 of the calendar year following the later of the calendar year in which he attains age 70 1 /2 or has terminated service,  regardless of any consent requirements pursuant to Section 15(c) of the Plan. A non-5% owner may elect by such April 1 to delay distribution until a later termination of service, but in the absence of an election to the contrary distributions will begin by such April 1 If the Participant owns, directly or indirectly, more than 5–percent

14.1

of the outstanding stock of the Company or stock possessing more than 5-percent of the total combined voting power of all stock of the Company, the distribution of the Capital Accumulation of such Participant with respect to the calendar year in which he attains age 70 1/2 must commence not later than April 1 of the next calendar year (even if he has not terminated Service and regardless of any consent requirements pursuant to Section 15(c) of the Plan). Distributions from the Plan will be made in accordance with the requirements of the Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed Regulations. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with regulations under section 401(a)(9) that were proposed in January, 2001, notwithstanding any provision of the Plan to the contrary.  This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

(c)  Post-Separation Accounts. If any part of a Participant’s Capital Accumulation is retained in the Trust after his Service or participation ends, his Accounts will continue to be treated as provided in Section 6. However, such Accounts will not be credited with any additional Employer Contributions or Forfeitures.

(d)  Necessary Delays. In accordance with Section 15 of the Plan, if Company Stock is not readily tradable on an established market, the Participant must be given the right to demand distribution of his Capital Accumulation entirely in cash, Company Stock, or some combination of the two. In such case, the Trustees will strive to create sufficient cash reserves in the Plan to permit a terminating Participant to convert the portion of his Capital Accumulation consisting of Company Stock to cash. However, should Plan cash reserves not permit conversion of Company Stock to cash, the Committee may delay distribution of a Participant’s Capital Accumulation, within the limits described in Section 14(a), until the date such Plan cash reserves can be reasonably generated through either additional Employer contributions to the Plan or a restructuring of existing Plan assets.

(e)  Unclaimed Accounts. The Plan does not require either the Trustee or the Plan Administrator to search for, or ascertain the whereabouts of, any Participant or Beneficiary.  At the time the Participant’s or Beneficiary’s benefit becomes distributable, the Plan Administrator, by certified or registered mail addressed to his last known address of record with the Plan Administrator or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan.  If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Plan Administrator within 6 months from the date of mailing of the notice, the Plan Administrator will treat the Participant’s or Beneficiary’s unclaimed payable Account as forfeited and will reallocate the unclaimed payable Account in accordance with the Plan’s forfeiture provisions.  Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Participant’s nonforfeitable Account does not exceed $5,000 (excluding the value of any rollover contributions and earnings thereon for distributions made after 2001) ($3,500 prior to 1998), or as of the first day the benefit is distributable without the Participant’s consent, if the present value of the participant’s nonforfeitable Account exceeds $5,000 (excluding the value of any rollover contributions and earnings thereon for distributions made after 2001) ($3,500 prior to 1998).  Where the benefit is distributable to a Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Participant’s spouse and the Nonforfeitable Account payable to the spouse exceeds $5,000 (excluding the value of any rollover contributions and earnings thereon for distributions made after 2001) ($3,500 prior to 1998), the forfeiture occurs as of the first day the benefit is distributable without the spouse’s consent.  Pending forfeiture, the Plan Administrator, following the expiration of the notice period, may direct the Trustee to segregate the nonforfeitable Account in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments. If a Participant or Beneficiary who has incurred such a forfeiture of his Account under the provisions of this paragraph makes a claim, at any time, for his forfeited Account, the Plan Administrator must restore the Participant’s or Beneficiary’s forfeited Account to the same dollar amount as the dollar amount of the Account forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture.  The Plan Administrator will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to

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enable the Plan Administrator to make the required restoration.  The Plan Administrator will direct the Trustee to distribute the Participant’s or Beneficiary’s restored Account to him not later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account.  The forfeiture provisions of this Section apply solely to the Participant’s or to the Beneficiary’s Account derived from Employer contributions.

(f)  Small Capital Accumulations.  Notwithstanding the other distribution provisions of the Plan, if the Capital Accumulation of a terminated Participant’s Account does not exceed $5,000 (excluding the value of any rollover contributions and earnings thereon for distributions made after 2001) ($3,500 prior to 1998), the Capital Accumulation will be distributed in a single sum as soon as is administratively practicable after a termination of employment. In the case of a terminated Participant who has no Capital Accumulation, his Capital Accumulation will be deemed to have been distributed upon termination of employment.

(g)  Unless otherwise elected by the Participant, distribution of a Participant’s Capital Accumulation shall commence not later than sixty (60) days after the Anniversary Date coinciding with or next following his Normal Retirement Age (or his termination of Service, if later). The distribution of the Capital Accumulation of any Participant who is not a 5-percent owner of the Company must commence not later than April 1 of the next Plan Year following the later of the Plan Year in which he attains age 70 1 /2 and has terminated service, regardless of any consent requirements pursuant to Section 15(c) of the Plan. If the Participant owns, directly or indirectly, more than 5 percent of the outstanding stock of the Company or stock possessing more than 5 percent of the total combined voting power of all stock of the Company, the distribution of the Capital Accumulation of such Participant with respect to the Plan Year in which he attains age 70 1/2 must commence not later than April 1 of the next Plan Year (even if he has not terminated Service and regardless of any consent requirements pursuant to Section 15(c) of the Plan. Distributions from the Plan will be made in accordance with the requirements of the Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed Regulations. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with regulations under section 401(a)(9) that were proposed in January, 2001, notwithstanding any provision of the Plan to the contrary.  This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

(h)  If any part of a Participant’s Capital Accumulation is retained in the Trust after his Service or participation ends, his Accounts will continue to be treated as provided in Section 6. However, such Accounts will not be credited with any additional Employer Contributions or Forfeitures.

(i)  In accordance with Section 15 of the Plan, if Company Stock is not readily tradable on an established market, the Participant must be given the right to demand distribution of his Capital Accumulation entirely in cash, Company Stock, or some combination of the two. In such case, the Trustees will strive to create sufficient cash reserves in the Plan to permit a terminating Participant to convert the portion of his Capital Accumulation consisting of Company Stock to cash. However, should Plan cash reserves not permit conversion of Company Stock to cash, the Committee may delay distribution of a Participant’s Capital Accumulation, within the limits described in Section 14(a), until the date such Plan cash reserves can be reasonably generated through either additional Employer contributions to the Plan or a restructuring of existing Plan assets.

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SECTION 15.   HOW CAPITAL ACCUMULATION WILL BE DISTRIBUTED

(a)                             Except as noted in paragraph (d) of this section, distribution of a Participant’s Capital Accumulation will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in cash or entirely in whole shares of Company Stock (with the value of any fractional share paid in cash); provided, however, that the Participant’s request shall not be granted if the distribution of Stock would result in the number of shareholders in excess of the number that a corporation may then have and continue to qualify as an “S corporation” under Code Section 1361. If Company Stock is readily tradable on an established market, a Participant need not be given the right to demand distribution in cash. In the event a distribution is to be made in shares of Company Stock, any balance in a Participant’s Other Investments Account will be applied to provide whole shares of Company Stock for distribution, at the then fair market value. If securities acquired with the proceeds of an exempt loan are available for distribution and consist of more than one class of Company Stock, a Participant must receive substantially the same proportion of each such class of Company Stock.

(b)                            The Trustee will make distributions from the Trust only upon the direction of the Committee. Distribution will be made to the Participant if living, and if not, to his Beneficiary. Upon the death of a Participant, the Participant’s Beneficiary shall be his surviving spouse, or if none, his estate. A Participant (with the consent of his spouse, if any) may designate a different Beneficiary (and contingent Beneficiaries) and alternate form of distribution of his Capital Accumulation from time to time (and may change such designation of Beneficiary or form of distribution at any time) with the consent of his spouse (unless the original consent permits subsequent choice of Beneficiary or form of distribution without further spousal consent) by filing a written designation with the Committee. The consent for a designation of a Beneficiary (or change in designation of Beneficiary and form of distribution) must be in writing, must acknowledge the effect of such election, and must be witnessed by a Plan representative or a notary public. A deceased Participant’s entire Capital Accumulation shall be distributed to his Beneficiary within five (5) years after his death, except to the extent that distribution has previously commenced by the end of the year following the year of death, in accordance with Section 14(a).

(c)                             The Company shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the applicable withholding requirements of Section 3405 of the Code with respect to distributions from the Trust (other than any dividend distributions under Section 17(b)). If a Participant’s Accumulation has at the time of any distribution or any prior distribution exceeded $5,000 (excluding the value of any rollover contributions and earnings thereon for distributions made after 2001) ($3,500 prior to 1998), no portion of this Accumulation shall be distributed to him without his consent, or if the Participant has died, the consent of the surviving Participant’s Beneficiary prior to the later of age 62 or normal retirement age. Regardless of the value of a Participant’s Capital Accumulation, no distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the spouse of the Participant (or where the Participant has died, the surviving spouse) consents in writing to such distribution in accordance with Section 417 of the Code and the Regulations thereunder.

(d)                            For any Plan Year after December 31, 1997, in which the Company has in effect an election under code Section 1362(a) to be treated as a Subchapter S small business corporation, distribution of a Participant’s Capital Accumulation will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee may elect to distribute the entire Participant’s Capital Accumulation in cash pursuant to Code Section 409(h)(2), as amended, and the Participant shall not have the right to demand distribution of his Capital Accumulation in whole shares of Company Stock.

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SECTION 16.   RIGHTS, OPTIONS AND RESTRICTIONS ON BANK STOCK

(a)                             Shares of Company Stock distributed by the Trust shall be subject to a “right of first refusal” if the Company Stock is not publicly traded at the time the right may be exercised. The right of first refusal shall not be applicable if Company Stock is publicly traded at the time the right may otherwise be exercised. For this purpose, “publicly traded” refers to shares of Company Stock which are listed on a national securities exchange or which are quoted on a system sponsored by a national securities association. If the Company Stock is subject to a right of first refusal, the right shall provide that, prior to any subsequent transfer of such shares, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the greater of their then fair market value or a bona fide third party offer. A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such Company Stock for this purpose. The Company and the Trustee shall have a total of fourteen (14) days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company or the Trustee may require that a Participant entitled to a distribution of Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a distribution of Company Stock.

(b)                            In accordance with Section 409(h) of the Code and the regulations thereunder, the Company shall not be required to issue a “put option” to any Participant who receives a distribution of Company Stock if the Company Stock is readily tradable on any established market or if the Company is not allowed by law to purchase its own stock. If the Company is permitted by law to purchase its own stock and the Company’s stock is not readily tradable on an established market, the Company shall issue a “put option” to any Participant who receives a distribution of Company Stock. The put option shall permit the Participant to sell such Company Stock to the Company at any time during two option periods, at the fair market value of such shares. The first put option period shall be for at least sixty (60) days beginning on the date of distribution. The second put option period shall be for at least sixty (60) days beginning after the new determination of the fair market value of Company Stock by the Trustee (and notice to the Participant) in the following Plan Year. The Company may allow the Trustee to purchase shares of Company Stock tendered to the Company under a put option. In the event neither the Trustee nor the Company wishes to purchase such shares, then the Participant has the right to demand distribution in cash. If the distribution to the Participant constituted a total distribution within the meaning of Code Section 409(h)(5), payment of the fair market value of a Participants’ Account consisting of Company Stock may be made in five substantially equal annual payments. The first installment shall be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest (as determined by the Company or the Trustees) and will provide adequate security on amounts not paid after 30 days. If the distribution to the Participant did not constitute a total distribution within the meaning of Code Section 409(h)(5), the Participant shall be paid an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

(c)                             The Company or the Trustee may at any time offer to purchase any shares of Company Stock (including, if a put option is issued, those shares not sold under the put option described in Section 16(b)) which are held by former Participants (or Beneficiaries), at the then fair market value. The terms of payment for any such purchase of Company Stock may be either in a lump sum or in installments over a period not exceeding ten (10) years, with interest payable at a reasonable rate on any unpaid installment balance (as determined by the Trustee).

(d)                            Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities and banking laws. Except as otherwise provided in this

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Section 16, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. Furthermore, except as otherwise provided in this Section 16, the Trustee may not obligate the Plan or Trust to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event. The provisions of this Section 16 shall continue to be applicable to Company Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code. The rights and protections required under Reg. Section 54.4975-(b)(4), relating to put, call or other options and to buy-sell or similar arrangements and Reg. Section 54.4975-(b)(10), (11) & (12), relating to put options are nonterminable, even if the loan is repaid or the Plan ceases to be a KSOP.

(e)                                  Shares of Company Stock distributed to a Participant from the Plan shall be subject to the terms of the shareholders agreement attached hereto as Appendix A.

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SECTION 17.       NO ASSIGNMENT OF BENEFITS, DIVIDENDS, HARDSHIP AND OPTIONAL DISTRIBUTIONS

(a)                                  Nonalienation.  Prior to a Participant receiving distribution of his Capital Accumulation, such Participant’s Capital Accumulation may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a “qualified domestic relations order” (as defined in Section 414(p) of the Code) or a federal tax lien, to the extent required by applicable law.

(b)                                 Dividends on Allocated Stock. Any cash dividends on Company Stock allocated to the Accounts of Participants may be paid currently (or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participants on a nondiscriminatory basis, as determined by the Committee. Such distribution (if any) of cash dividends to Participants may be limited to dividends on shares of Company Stock which are then vested or may be applicable to dividends on all shares allocated to Company Stock Accounts.

(c)                                  Dividends Used to Repay Loan to Plan. To the extent permitted by applicable law, any cash dividends on allocated and/or unallocated Company Stock (and any distributions by a Subchapter S corporation based on its stock) may be used to repay a loan to the Plan which meets the requirements of Code Section 4975 and the Regulations thereunder.

(d)                                 Trustee Discretion as to Dividends. The decision as to whether cash dividends on Company Stock will be distributed to Participants, used to repay a loan to the ESOP, or held in the Trust shall be made in the sole discretion of the Trustee, and the Trustee may request the Company to pay such dividends directly to Participants.

(e)                                  Hardship Distributions. Upon prior written notice but not more than once in any two-year period, a Participant under age 59 ½ may be permitted to make a withdrawal from his Other Investment Account or Salary Reduction Account in accordance with the rules listed below:

(1)           An application for approval shall be made in writing on a form provided for such purposes by the Committee, and

(2)           Withdrawals shall be subject to the following conditions:

(i)                                                             Withdrawals shall be approved only on account of an immediate and heavy financial hardship and shall be approved only up to the amount that is necessary to satisfy such financial hardship. The determination of the existence of an immediate and heavy financial hardship and of the amount necessary to meet such need is to be made in a nondiscriminatory and objective manner on the basis of all relevant facts and circumstances. The determination of the Committee as to justification of the withdrawal and the amount thereof shall be final.

(ii)                                                          A distribution will generally be treated as necessary to satisfy a financial hardship if the Committee reasonably relies upon the Participants’ representation that the need cannot be relieved:

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(A)  through reimbursement or compensation by insurance or otherwise, or

(B)  by reasonable liquidation of the Participant’s assets (or those of his spouse), to the extent such liquidation would not itself cause an immediate and heavy financial hardship, or

(C)  by cessation of Salary Reduction Contributions under the Plan, or

(D)  by other distributions or nontaxable (at the time of the loan) loans from any tax-qualified employee benefit plans maintained by the Employer or any other employer of the Participant, or by borrowing from commercial sources on reasonable commercial terms.

(iii)                                                             For the purpose of this Section, the term “financial hardship” shall mean the financial inability to the Participant to provide the necessary funds:

(A)  to meet the extraordinary medical expenses (described in Code Section 213(d)) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code Section 152), or

(B)  to provide payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents, or

(C)  to provide funds for the purchase (excluding mortgage payments) of a principal residence for the Participant or to provide funds to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(vi)                                                      Withdrawals shall be in an amount of not less than five hundred dollars ($500) and shall not exceed one hundred percent (100%) of the portion of the Participant’s Salary Reduction Contribution which is not invested in Company Stock.

(v)                                                         Withdrawals shall be made in cash.

(vi)                                                      Withdrawals are limited to the portion of the Salary Reduction Account which reflects Salary Deferrals thereto. Investment experience credited to the Account is not eligible for withdrawal under this paragraph.

However, (i) in the case of a hardship withdrawal made before 2002, a Participant shall cease Salary Deferrals for a one year period after receipt of a hardship distribution, and (ii) in the case of a hardship withdrawal made after 2001, a Participant shall cease Salary Deferrals for a six (6) month period after receipt of a hardship distribution..

(f)                                    In-Service Distributions After 59 ½. A Participant may elect to receive a distribution of all or any portion of his vested Account upon attainment of age fifty-nine and one-half (59 1/2) by providing written notification to the Administrative Committee.

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SECTION 18.  ADMINISTRATION

The Plan will be administered by a Board of Trustees (the “Trustee”) and Administrative Committee (the “Committee”), each composed of individuals appointed by the Board of Directors to serve at its pleasure. The Trustee shall be the named fiduciary with authority and responsibility for the management and investment of the Trust Assets. The Committee members shall be the named fiduciaries with authority to control and manage all other aspects of the administration of the Plan. Any Committee member may also serve as a Trustee of the Plan if so designated by the Board of Directors.

Committee action will be by vote of a majority of the members at a meeting or in writing without a meeting. Minutes of each meeting of the Committee shall be kept. The Committee shall make such rules, regulations, computations interpretations, and decisions and shall maintain such records and accounts as may be necessary to administer the Plan in a nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries, as required under the Code and ERISA. The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders (in accordance with Section 414(p) of the Code).

The Committee will give instructions to the Trustee with respect to matters which require instructions, as provided in this Plan and the Trust Agreement. The Committee members may allocate their fiduciary responsibilities among themselves and may designate other persons (including the Trustee) to carry out its fiduciary responsibilities under the Plan. In the event that the Committee specifically designates the Trustee to perform any of the Committees fiduciary responsibilities or if the Trustee is composed of the same individuals as the Committee then any specific instructions otherwise required by the Plan or Trust Agreement from the Committee to the Trustee with respect to such designated fiduciary responsibilities shall not be required.

The Trustee shall be responsible for investing the Trust Assets under the Plan. The Trustee shall establish a funding policy and method for acquiring Company Stock for the Trust in a manner that is consistent with the objectives of the Plan and the requirements of ERISA. If Company Stock is readily tradable on an established securities market, the fair market value of Company Stock shall be based upon the offering price established by current bid and asked prices quoted by persons independent of the Company, pursuant to Section 3(18)(A)(ii) of ERISA. In the absence of Company Stock trading on an established securities market, all valuations of Company Stock pursuant to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a)(1) of the Code. In the case of a transaction between the Plan and a disqualified person value must be determined as of the date of the transaction. For all other purposes value must be determined as of the most recent valuation date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction under Sections 54.4975-7(b)(9) and (12) will be deemed to be a good faith determination of value.

The Trustee and the Committee are empowered, on behalf of the Plan to employ investment advisers accountants legal counsel and other agents to assist them in the performance of their duties under the Plan. The Company shall secure fidelity bonding for the fiduciaries of the Plan as required by Section 412 of ERISA. All reasonable expenses of the Trustee and the Committee shall be paid as provided in Section 7. The Company shall indemnify each member of the Board of Trustees and the Committee against any personal liability or expense, except such liability or expense as may result from his own willful misconduct.

The Committee shall be the Plan Administrator under Section 414(g) of the Code and under Section 3(16)(A) of ERISA, except to the extent, if any, that the Company elects to vest that authority in itself or another person(s). The Committee shall be the designated agent of the Plan for the service of legal process. The Plan Administrator shall have the sole and final power and authority to construe and interpret the Plan, including without limitation the power to construe any ambiguity and interpret any provision of the Plan, supply any omission and reconcile any inconsistency in such manner as it deems appropriate, to determine all questions relating to eligibility

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for the Plan and benefits thereunder, to establish rules and procedures regarding the administration of the Plan, to adopt such reasonable accounting procedures  as it deems necessary or desirable, to receive and review reports, and to issue such statements and disclosures as may be required or appropriate. All decisions by the Plan Administrator shall be final, binding and conclusive.

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SECTION 19.  CLAIMS PROCEDURE

A Participant (or Beneficiary) who does not receive a distribution to which he believes he is entitled may present a claim to the Committee for any unpaid benefits. All questions and claims regarding benefits under the Plan shall be acted upon by the Committee.

Each Participant (or Beneficiary) who wishes to file a claim for benefits with the Committee shall do so in writing, addressed to the Committee or to the Company. If the claim for benefits is wholly or partially denied, the Committee shall notify the Participant (or Beneficiary) in writing of such denial of benefits within ninety (90) days after the Committee initially received the benefit claim.

Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of:

(a)           the specific reason or reasons for the denial;

(b)           the specific provisions of the Plan on which the denial is based;

(c)                                  any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and an explanation of why such material or information is necessary; and

(d)           the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

Each Participant (or Beneficiary) whose claim for benefits is denied shall have the opportunity to file a written request for a full and fair review of his claim by the Committee, to review all documents pertinent to his claim and to submit a written statement regarding issues relative to his claim. Such written request for review of his claim must be filed by the Participant (or Beneficiary) within sixty (60) days after receipt of written notification of the denial of his claim.

The decision of the Committee will be made within sixty (60) days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the specific reasons and specific Plan provisions on which the Committee based its decision.  If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee’s decision shall be rendered not more than one hundred twenty (120) days after receipt of a request for review.

All notices by the Committee denying a claim for benefits, and all decisions on request for a review of the denial of a claim for benefits, shall be written in a manner calculated to be understood by the Participant (or Beneficiary) filing the claim or requesting the review.

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SECTION 20.  GUARANTIES

All Capital Accumulations will be paid only from the Trust Assets.  An Employer, the Trustee or the Committee shall not have any duty or liability to furnish the Trust with any funds, securities, or other assets, except as expressly provided in the Plan.

The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment.  Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of an Employer or to interfere with the right of an Employer to discharge, with or without cause, any Employee at any time.

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SECTION 21.  FUTURE OF THE PLAN

As future conditions cannot be foreseen, the Company reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of its Board of Directors. Neither amendment nor termination shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

The Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA. The Plan may only be amended to eliminate or reduce benefits of a Participant within the contemplation of Code Section 411(d)(6) if the amendment constitutes timely compliance with a change in law affecting plan qualification the IRS gives Code Section 7805(b) relief, and the elimination or reduction is made only to the extent necessary to comply with the plan qualification rules.

The Company further reserves the right to terminate the Plan in the event of a determination by the Internal Revenue Service (after a timely Application for Determination is filed by the Company) that the Plan initially fails to satisfy the requirements of Section 401 (a) and 4975(e)(7) of the Code. In that event all Trust Assets shall (upon written direction of the Company) be returned to the Company, and the Plan and the Trust shall terminate.

If the Plan is terminated (or partially terminated) by the Company, participation of all Participants affected by the termination will end. The Accounts of all affected employees within the contemplation of Code Section 411(d)(3) upon the termination or partial termination will become nonforfeitable as of the date of termination. A complete discontinuance of Employer contributions shall be deemed to be a termination of the Plan for this purpose. After termination of the Plan, the Trust will be maintained until the Capital Accumulation of all Participants have been distributed. Capital Accumulations will be distributed following termination of the Plan in accordance with Section 14 of the Plan.

In the event of the merger or consolidation of this Plan with another Plan, or the transfer of Trust Assets (or liabilities) to another Plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

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SECTION 22.  “TOP HEAVY” CONTINGENCY PROVISIONS

(a)                                  The provisions of this Section 22 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a “top-heavy plan” under Section 416(g) of the Code for any Plan Year.

(b)                                 The determination as to whether the Plan becomes “top-heavy” for any Plan Year shall be made as of the Anniversary Date of the immediately preceding Plan Year by considering the Account balances of Participants in (1) the Plan, (2) any other plan (such as a defined contribution or defined benefit plan) of the Employer in which a Key Employee participates (in the Plan Year containing the determination date or any of the preceding four Plan Years, even if the plan was terminated), and (3) each other plan which enables any plan in which a Key Employee participates during the period tested to meet the requirements of Code Section 401(a)(4) or 410(b). All employers aggregated under Code Section 414(b), (c), (m) or (o) are considered a single employer. The Plan (and any other defined contribution plan or any defined benefit plan) shall be “top-heavy” only if the total of the Account balances under the Plan and any other defined contribution plan and the value of accrued benefits under any defined benefit plan for Key Employees as of the determination date for that Plan Year exceeds sixty percent (60%) of the total of the Account balances for all Participants. For such purpose, Account balances (including Participants’ Account balances under any other defined contribution plan) and accrued benefit values shall be computed and adjusted pursuant to Section 416(g) of the Code. In determining Key Employees under this Section 22(b), the term “annual compensation” in Section 416(i)(1)(A) of the Code shall mean Compensation (as defined in Section 2).

Employer Discretionary Matching Contributions allocated to Key Employees are treated as Employer Contributions for purposes of determining the minimum contribution or benefit under section 416. However, if the Plan uses contributions allocated to Employees other than Key Employees on the basis of Employee Contributions or Salary Reduction Contributions to satisfy the minimum contribution requirement, these contributions are not treated as Employer Discretionary Matching Contributions for purposes of applying the requirements of sections 401(k) and 401(m) for Plan Years beginning after December 31, 1988. Notwithstanding the foregoing or any other provision of the Plan, for Plan Year beginning after 2001, to the maximum extent permitted under Code Section 416 the Plan may take into account any matching contributions in satisfying any top-heavy minimum contribution requirements.

(c)                                  (c)  For any Plan Year in which the Plan is “top-heavy,” each Participant who is an Employee on the Anniversary Date and is not a participant in a defined benefit plan and who is a Non-Key Employee shall receive, regardless of his Hours of Service for that Plan Year, a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

(1)           Three percent (3%) of his Compensation; or

(2)           The same percentage of his Compensation as the allocation to the Key Employee for whom the Percentage is the highest for that Plan Year. For purposes of this calculation, any salary reduction or other similar arrangement of a Key Employee shall be included in determining the percentage allocation to a Key Employee.

(d)                                 If such Employee is also a Participant in any other defined contribution plan, he shall receive only the minimum allocation in this Plan and shall not receive the minimum allocation provided in the other defined contribution plan.

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(e)                                  For any Plan Year in which the Plan is “top-heavy,” each Participant who is an Employee on the Anniversary Date and is also a participant in a defined benefit plan and who is a Non-Key Employee shall receive only the defined benefit minimum provided in the defined benefit plan and shall not receive the minimum allocation provided in Section 22(c) of this Plan (or the minimum allocation in any other defined contribution plan).

(f)                                    For any Plan Year before 2000 in which the Plan is “top-heavy,” with respect to any Participant who is covered under a defined benefit plan, the “defined benefit plan fraction” and the “defined contribution plan fraction” referred to in Section 6(g) shall be computed by substituting “1.0” in lieu of “1.25” in both denominators.

(g)                                 The Capital Accumulation of an Employee who has not performed any Service for the Employer at any time during the five-year period ending on the determination date is excluded from the calculation to determine top-heaviness.

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SECTION 23.  DIVERSIFICATION

(a)                                  In General. Within 90 days after the last day of each Plan Year during the Participants’ Qualified Election Period, any Plan Participant who has attained age fifty-five (55) and has completed ten (10) years of Credited Service while a Participant (i.e., a “Qualified Participant”) shall have the right to make an election to direct the Plan as to the investment of twenty-five percent (25%) of the total number of shares of employer securities acquired by or that have been contributed to the Plan that have ever been allocated to a qualified Participant’s account on or before the most recent plan allocation date; less the number of shares of employer securities previously distributed, transferred or diversified pursuant to a diversification election. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period a Qualified Participant may direct the Plan as to the investment of fifty percent (50%) of the value of such Account. The term Qualified Election Period shall mean the six (6) Plan Year period beginning with the Plan Year in which a Plan Participant first becomes a Qualified Participant.

(b)                                 Method of Directing Investment. The Participant’s election to diversify his Account shall be provided to the Plan Administrator in writing within ninety (90) days after the close of a Plan Year within the Qualified Election Period, and shall be effective no later than 1 80 days after the close of the Plan Year to which the election applies.

(c)                                  Distribution of  Account. Upon a Qualified Participant’s election to direct the investment of a portion of the Participant’s Account, the Plan may distribute the portion of the Account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options (Section 16) and such provisions under Section 15 as require the consent of the Participant and the Participant’s spouse (if any) to a distribution with a value in excess of $5,000 (excluding the value of any rollover contributions and earnings thereon for distributions made after 2001).

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SECTION 24.  QUALIFIED MILITARY SERVICE

Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, the following provisions with respect to an Employee’s rights resulting from qualified military service shall control where applicable.

(a)           Contributions

Supplemental Employee Contributions shall be allocated to the Accounts of each Employee on account of his or her qualified military service in accordance with Chapter 43, Title 38 of the Code. If any contribution is made to the Plan by the Company or an Employee with respect to such Employee which is required on account of such Employee’s qualified military service, then:

(1)           Such contribution shall not be subject to any otherwise applicable limitation contained in Code Sections 402(g), 404(a), or 415, and shall not be taken into account in applying any such limitations to other contributions or benefits under the Plan with respect to the year in which such contribution is made. Rather, such contribution shall be subject to said limitations with respect to the year to which such contribution relates (in accordance with rules prescribed by the Secretary).

(2)           The Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b), or 416, by reason of the making of (or the right to make) such contribution.

(b)           Limitation on Applicability

The provisions of this section shall not require:

(1)                                  Any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made; or

(2)                                  Any allocation of any forfeiture with respect to the period of such Employee’s qualified military service

(c)           Definitions

The following terms shall have the meanings set out below for purposes of the application of this section:

(1)           “Qualified Military Service” means any service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by any individual if such individual is entitled to reemployment rights under said chapter with respect to such service.

(2)           “Compensation.” For purposes of Code Section 415(c)(3), an Employee who is in qualified military service shall be treated as receiving compensation from the Employer during such period of service equal to

(i)                                                     the compensation such Employee would have received during such period if he were not in qualified military service, determined based on the rate of pay he would have received from the Employer but for his absence during such period, or

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(ii)                                                  if the compensation he would have received from the Employer during such period is uncertain, his average compensation from the Employer during the 12-month period (or, if shorter, the period of employment) immediately preceding the period of qualified military service.

(d)           Special Provisions Regarding Elective Deferrals

An Employee entitled to benefits under Chapter 43 of Title 38, United States Code, with respect to the Plan may make additional elective deferrals hereunder in the amount provided below (or such amount as the Employee elects) during the period which begins on his date of reemployment and continues until the date which is the lesser of

(i)                                                     the product of 3 and the period of qualified military service which resulted in such rights, and

(ii)                                                  5 years.

In addition, the Employer shall make a matching contribution with respect to any additional elective deferral made as described above which would have been required had such deferral actually been made during the period of such qualified military service.

The maximum amount of elective deferrals that such Employee would have been permitted to make hereunder in accordance with the limitations set out in the preceding paragraph during the period of qualified military service if he had continued to be employed by the Employer during such period and received compensation (as determined above). Such amount may be adjusted for any elective deferrals actually made during the period of qualified military service.

For purposes of this section, the term “elective deferral” has the meaning given by Code Section 402(g)(3).

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SECTION 25.  GOVERNING LAW

The provisions of the Plan and the Trust Agreement shall be construed, administered, and enforced in accordance with the laws of the State of Washingtona, to the extent such laws are not superseded by ERISA.

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SECTION 26.  EXECUTION

To record the adoption of this Plan, the Company has caused this document to be executed this 20th day of November, 2001.

FIRST COMMUNITY FINANCIAL GROUP, INC.

By:	/s/ Ken F. Parsons, Sr.

Title:	Chairman/CEO/President

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